EXHIBIT 10.1

As of May 29, 2009

Premix-Marbletite Manufacturing Co.,

DFH, Inc. and Just-Rite Supply, Inc.

Re:

Amendment #11 (the "Amendment") to the Loan Agreement (as defined below)

Ladies and Gentlemen:

Reference is made to that certain Consolidating, Amended and Restated Financing Agreement and Security Agreement dated January 28, 2000 (as the same has been or may hereafter be amended or modified from time to time, the "Loan Agreement"), among Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) (together with its successors and assigns, "Lender"), and Premix-Marbletite Manufacturing Co., DFH, Inc. (formerly known as Acro Holdings, Inc., which was formerly known as Acrocrete, Inc.) and Just-Rite Supply, Inc. (individually and collectively referred to herein as "Borrower").  As used herein, all capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

WHEREAS, Borrower and Lender desire to modify certain terms of the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid, the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

A.

By deleting clause (b) of the definition of "Eligible Accounts" in Section 1.5 of the Loan Agreement and by substituting in lieu thereof the following:

(b)

such Accounts are not more than sixty (60) days past due under the original terms of sale and are not unpaid more than ninety (90) days after the date of the original invoice for them;

B.

By deleting clause (n) of the definition of "Eligible Accounts" in Section 1.5 of the Loan Agreement and by substituting in lieu thereof the following:

(n)

such Accounts are not owed by an account debtor who has Accounts more than sixty (60) days past due under the original terms of sale or unpaid more than ninety (90) days after the date of the original invoice for them, which Accounts constitute more than twenty-five percent (25%) of the total Accounts of such account debtor;

C.

By deleting the definition of "Maximum Credit" in Section 1.13 of the Loan Agreement and by substituting in lieu thereof the following:

1.13

"Maximum Credit" shall mean the amount of $3,500,000.

D.

By deleting the phrase "for any day during the term hereof" in the definition of "Adjusted Eurodollar Rate" in Section 1.27 of the Loan Agreement and by substituting in lieu thereof "for any day during the term hereof, the greater of (A) one and one-half percent (1.50%), and (B)".

E.

By deleting the definition of "Interest Rate" in Section 1.35 of the Loan Agreement and by substituting in lieu thereof the following:

1.35

"Interest Rate" shall mean:

(a)

as to Prime Rate Loans, a rate per annum equal to the Prime Rate plus three percent (3.00%), and

(b)

as to Eurodollar Rate Loans, a rate per annum equal to the Average Monthly Adjusted Eurodollar Rate plus four percent (4.00%).

F.

By deleting clause Section 2.1(a) of the Loan Agreement and by substituting in lieu thereof the following:

(a)

Subject to and upon the terms and conditions contained herein, including without limitation, the limitations set forth in Section 2.1(c) below and in Section 9.12, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

(i)

eighty-five (85%) percent of the Net Amount of Eligible Accounts, plus

(ii)

the lesser of: (A) $1,750,000 or (B)(i) thirty percent (30%) of the Value of Eligible Inventory, less

(iii)

any Availability Reserves.

G.

By deleting Section 9.12 to the Loan Agreement in its entirety and by substituting in lieu thereof the following new Section 9.12:

9.12

Excess Availability Covenant.  Borrower shall not permit Excess Availability at any time to be less than $600,000.

H.

By deleting the reference to "June 1, 2009" in Section 12.1(a) of the Loan Agreement and by substituting in lieu thereof "June 10, 2009".

2.

Conditions Precedent.  Each of the following is a condition precedent to any obligation of Lender to extend Loans on terms other than those set forth in the Loan Agreement prior to this Amendment:

A.

All requisite corporate action and proceedings in connection with this Amendment and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information, and copies of all documents, including records of requisite corporate actions and proceedings, which Lender may have requested in connection therewith, in form and substance satisfactory to Lender and its counsel; and

B.

This Amendment and all other Financing Agreements contemplated to be delivered in connection herewith shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

3.

Acknowledgments.  Borrower certifies to Lender that (a) (after giving effect to this Amendment) all representations and warranties of Borrower contained in the Loan Agreement are true and correct as of the date of this Amendment, except to the extent such representations and warranties relate solely to an earlier date; (b) no Event of Default under the Loan Agreement, or event which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Loan Agreement, has occurred and is continuing; (c) no changes have been made to its organizational documents, including its articles or certificate of incorporation or organization and its bylaws since the date of its delivery to Lender thereof in connection with the Loan Agreement prior to the date of this Amendment; and (d) the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower.  Borrower acknowledges and agrees that Inventory at locations as to which all actions required to be taken pursuant to Section 9.2 of the Loan Agreement have not been taken shall constitute Collateral, but, at the option of Lender, shall not be deemed to be Eligible Inventory unless and until such requirements are satisfied, which requirements shall include UCC searches, opinions of counsel and the filing of appropriate Form UCC-1 Financing Statements.

4.

Expenses.  In consideration of Lender's willingness to enter into this Amendment as set forth herein, Borrower agrees to pay to Lender an amendment fee in the amount of $2,000 in immediately available funds on the date hereof.  Such fee shall be fully earned when due and non-refundable when paid (and Borrower shall be deemed to have requested a Revolving Loan from Lender for the direct payment of such fee).  Borrower will also pay all out-of-pocket expenses incurred by Lender in connection with the preparation of this Amendment and of the other Financing Agreements, including all amendments, supplements or modifications hereafter made to any of the foregoing after the date of this Amendment, and the closing of the transactions contemplated herein and therein, including, but not limited to, the reasonable fees and expenses of counsel for Lender.  In addition, Borrower agrees to pay, and hereby indemnifies Lender for and holds Lender harmless from and against, all costs, interest, penalties, and other amounts arising out of or in connection with all documentary stamp taxes, intangible taxes, filing or recording fees required in connection with the transactions hereunder.  This provision shall survive payment of the Obligations and termination of the Financing Agreements.

5.

Waivers.  Borrower hereby knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in respect of any litigation arising out of, under or in connection with this Amendment, the Loan Agreement, all documents at any time made in connection with this Amendment, the Loan Agreement, or the transactions contemplated herein or therein.  Further, Borrower hereby certifies that no representative or agent of Lender nor Lender's counsel has represented, expressly or otherwise, that Lender would not, in the event of such litigation, seek to enforce this waiver of right to jury trial provision.  Finally, Borrower acknowledges that Lender has been induced to enter into this amendment by, inter alia, the provisions of this paragraph.

6.

Financing Agreements Binding.  Borrower acknowledges and stipulates that the Loan Agreement and the other Financing Agreements executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof.  Borrower agrees that it has no off-sets, defenses or counterclaims to the payment of the Obligations or the performance by it under the Loan Agreement or the other Financing Agreements.  Further, Borrower agrees that it has no claims of any nature whatsoever against Lender, its parent, subsidiaries, affiliates, divisions, officers, directors, employees, agents, stockholders, successors, or assigns arising out of or related to the Obligations, the Financing Agreements, or otherwise.

7.

Liens.  Borrower acknowledges and confirms that all Collateral furnished in connection with the Loan Agreement continues to secure the Obligations, as hereby modified. Borrower hereby grants and regrants, as applicable, Lender all liens, security interests, assignments, and rights of setoff in and to the Collateral to secure all Obligations.

8.

Breach of Terms.  Any breach of the terms of this Amendment shall, at the option of Lender, constitute an Event of Default, entitling Lender to exercise its rights and remedies under the Financing Agreements.

9.

No Novation.  Except as amended by this Amendment, the Loan Agreement (as in effect immediately prior to the effectiveness of this Amendment) and all other Financing Agreements shall remain in full force and effect.

10.

Release of Claims.  To induce Lender to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise.  Borrower represents and warrants to Lender that Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Lender.

11.

Successors and Assigns.  All covenants, agreements, representations and warranties contained herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, except that Borrower shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of Lender.

12.

Governing Law.  This Amendment shall be effective upon acceptance by Lender (notice of which acceptance Borrower hereby waives), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Florida.

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ C. Reggie Claus
Name:	C. Reggie Claus
Title:	Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

AGREED AND ACCEPTED:

Each of the undersigned acknowledges and agrees to the foregoing Amendment and shall continue to be bound under the Loan Agreement and the other Financing Agreements, as hereby amended, jointly and severally.

PREMIX-MARBLETITE MANUFACTURING CO.

By:	/s/ Lisa Brock
Name:	Lisa Brock
Title:	Director

DFH, INC.

By:	/s/ Lisa Brock
Name:	Lisa Brock
Title:	Director

JUST-RITE SUPPLY, INC.

By:	/s/ Lisa Brock
Name:	Lisa Brock
Title:	Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

JOINDER

The undersigned: (1) acknowledges and confirms that Lender's loans, advances and credit to Borrowers have been, are and will continue to be of direct economic benefit to the undersigned, (2) consents to all terms and provisions of the foregoing Amendment which are applicable to it, and agrees to be bound by and comply with such terms and provisions, and (3) acknowledges and confirms that its guarantee and waiver agreements in favor of Lender executed pursuant to the terms of the Loan Agreement are each valid and binding and remain in full force and effect in accordance with their respective terms (without defense, setoff or counterclaim against enforcement thereof), which include, without limitation, its guarantees in connection with the Loan Agreement, as modified by the foregoing Amendment.

GUARANTOR:

IMPERIAL INDUSTRIES, INC.

By:	/s/ Lisa Brock
Name:	Lisa Brock
Title:	Director